UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2006

ALL-STATE PROPERTIES, L.P.
(Exact name of registrant as specified in charter)

 Delaware
0-12895
 13-1574215
 (State or other
jurisdiction of
incorporation)
(Commission File
Number)
(IRS Employer
 Identification No.)

 5500 NW 69th Avenue, Lauderhill, FL  33319
(Address of principal executive offices)

 (954) 572-2113
(Registrant?s telephone number, including area code)

Copy to:
Robert C. Brighton, Jr., Esq.
Ruden McClosky Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Fort Lauderdale, FL  33301
Phone: (954) 527-2473
Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

??
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

?
Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

?
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

?
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01	OTHER EVENTS.

	On July 12, 2006, All-State Properties, L.P., a Delaware limited liability company (the ?Company?), entered into a letter of intent (?LOI?) with Hubei Longdan Biological Medicine
Technology Co. Ltd., a company organized under the laws of the People?s Republic of China (?Longdan?).

	Under the LOI, the Company and Longdan will negotiate a definitive agreement pursuant to which the Company would acquire all of the outstanding capital stock of Longdan (the ?Acquisition?). Preliminary to the consummation of the Acquisition, the Company would convert from a limited liability company to a Delaware corporation and form a Delaware corporation into which Longdan would merge. The LOI contemplates that Longdan?s shareholders will receive shares of the Company equal to approximately ninety one percent (91%) of the Company?s issued and outstanding capital stock for their shares of Longdan and that the Company?s existing partners/stockholders will have approximately nine percent (9%) of the outstanding capital stock after consummation of the Acquisition. Following completion of the Acquisition, all of the officers and directors of the Company would resign and be replaced by Longdan nominees.

	Consummation of the Acquisition is subject to several conditions, including approval of the Acquisition by the partners of the Company and the principals of Longdan, and delivery by Longdan of audited financial statements reflecting profits of approximately U.S.$2.23 million for its latest fiscal year and shareholder equity of U.S.$14.8 million as of the end of its latest fiscal year. In addition, the consummation of the Acquisition will be conditioned on the consummation of either (x) the sale of the real property owned by Tunicom, LLC, a company in which the Company owns a member interest, and distribution of the proportionate net proceeds to the Company?s partners after payment of the Company?s outstanding obligations or (y) a divesture of the Company?s interest in Tunicom to an entity holding such interest for the benefit of the Company?s partners and the related assumption of all of the Company?s outstanding obligations. Under the LOI, Longdan is obligated to pay all of the Company?s costs incurred in connection with the Acquisition and related transactions.

        The LOI provides each party with the opportunity to conduct an inspection of the other party?s respective business prior to closing. The Company has agreed not to entertain, solicit or encourage any inquiries, discussions or proposals for the acquisition of the Company or to enter into any agreement, understanding or arrangement pertaining to the merger or consolidation of the Company or the sale of its securities to any party other than Longdan for a period of 120 days after the signing of the LOI, subject to certain fiduciary considerations.

        Longdan has agreed that the general partner of the Company shall not be personally liable with respect to the LOI or any definitive agreement and has agreed not to bring any action or proceeding in any court, regulatory agency or other tribunal against the general partner in his individual capacity seeking damages or other relief against the general partner personally.





ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial statements of businesses acquired.

      Not applicable.

(b)
Pro forma financial information.

      Not applicable.

(c) Exhibits

	Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.




SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ALL-STATE PROPERTIES, L.P.



BY:
/s/ STANLEY R. ROSENTHAL


Stanley R. Rosenthal, General Partner

Dated: July 18, 2006








EXHIBIT INDEX

Exhibit No.		Description of Document

10.1	Letter of Intent with Hubei Longdan
Biological Medicine Technology Co. Ltd.


ALL-STATE PROPERTIES, L.P.
5500 Northwest 69th Avenue
Lauderhill, FL 33319



July 12, 2006

Hubei Longdan Biological Medicine Technology Co. Ltd.
Attention:  Zhilin Zhang, President

		Re:	Letter of Intent

Ladies and Gentlemen:

        The purpose of this letter (?Letter of Intent?) is to set forth certain non-binding understandings and certain binding agreements between All-State Properties, L.P., a Delaware limited partnership (?All-State?), the limited partnership interests (the ?Securities?) of which are registered under the United States Securities Exchange Act of 1934, as amended (the ?Exchange Act?), and which trade in the United States over-the-counter securities market, and Hubei Longdan Biological Medicine Technology Co., Ltd., a company organized under the laws of the People?s Republic of China (?Longdan?), relating to the acquisition by All-State, or a company controlled by All-State or its successor, of all of the issued and outstanding shares of capital stock (the ?Longdan Stock?) of Longdan (the ?Acquisition?).

       1.	The Acquisition.

        (a)	On the terms and subject to the conditions to be set
forth in a definitive agreement to be negotiated and entered into by All-State and Longdan (the ?Agreement?), at the closing of the Acquisition (the ?Closing?), All-State shall acquire all of the issued and outstanding shares of Longdan Stock. The Agreement will contain usual and customary representations by All-State and Longdan and certain customary covenants and agreements by the parties, including agreements relating to indemnification. The Closing will be subject to usual and customary conditions, including, but not limited to, those set forth in Section 9 hereof.

        (b)	The parties agree to use their respective best efforts
to cause the Agreement to be prepared and executed as promptly as practicable after execution of this Letter of Intent, and to satisfy all the conditions necessary to Closing.

        2.	Structure.  This Letter of Intent contemplates that
the Acquisition will be structured as multi-step transaction in which (A) All-State shall (i) convert (the ?Conversion?) from a Delaware limited partnership to a Delaware business corporation (?ASC?) with a capital structure acceptable to Longdan, (ii) form a subsidiary (?Acquisition Co.?) incorporated under the laws of the State of Delaware, and (iii) issue newly issued restricted shares (the ?Merger Shares?), representing approximately 91% of the total issued and outstanding capital stock of ASC (?ASC Stock?), following issuance of the Merger Shares, to the shareholders of Longdan (the ?Longdan
Shareholders?) in proportion to their existing holdings of Longdan Stock and (B) Longdan shall merge with and into Acquisition Co. and become a wholly-owned subsidiary of ASC (the ?Merger?). It is understood and agreed that the parties may agree to an alternative structure to effect the Acquisition provided that any such alternative structure shall be consistent with the understandings expressed herein.

       3.	Consideration for Acquisition.  In consideration of
the acquisition of the Longdan Stock, the Longdan Shareholders shall receive the Merger Shares, which shall not be registered for resale under the Securities Act of 1933, as amended (the ?Securities Act?), and may not be resold by the Longdan Shareholders without registration, or pursuant to an exemption from registration, under the Securities Act. Certificates issued to the Longdan shareholders representing the Merger Share (the ?Merger Share Certificates?) shall bear a restrictive legend.

       4.	Payment of Acquisition Expenses.

        (a)	In consideration of All-State?s agreement to enter
into this Letter of Intent and take such actions as may be necessary to consummate the Acquisition, Longdan agrees to pay all expenses of All-State in connection with the Acquisition, including, without limitation, all reasonable fees and expenses of its legal counsel. Longdan acknowledges and agrees that All-State will incur substantial expenses (?Acquisition Expenses?)
for the preparation of (i) this Letter of Intent, (ii) the Agreement, (iii) certain corporate documentation and (iv) reports, proxy statements and other filings required in connection with the Acquisition and agrees to pay all such expenses.

        (b)	All-State acknowledges receipt of a deposit in the
amount of Five Thousand ($5,000) Dollars (the ?Initial Expense Deposit?) by its counsel, Ruden, McClosky, Smith, Schuster & Russell, P.A. (?Ruden?) as the initial payment of Acquisition Expenses. Longdan agrees to pay an additional expense deposit in the amount of Ten Thousand ($10,000) to Ruden following execution of this Letter of Intent and to pay all such additional amounts as may be required to cover All-State?s Acquisition Expenses in advance promptly upon request by All-State.

        (c)	Longdan acknowledges and agrees that All-State shall
have no obligation under this Letter of Intent or the Agreement in the event that Longdan fails to make prompt payment in full of all Acquisition Expenses upon request. In addition, in the event that the Acquisition is not consummated for any reason other than All-State?s intentional act or omission resulting in the material breach of the terms of this Letter of Intent or the Agreement, Longdan agrees that it is, nonetheless, obligated to pay all of the Acquisition Expenses of All-State incurred in connection with the negotiation and the attempted implementation of this Letter of Intent or the Agreement.



       5.	Governmental Requirements.

        (a)	All-State represents that it is in compliance with all
of the requirements necessary to maintain registration of the Securities under the Exchange Act and to permit trading in the Securities, and agrees that, at Closing, the ASC Stock, shall be registered under the Exchange Act. Upon execution of this Letter of Intent and the Agreement, All-State shall have taken all actions necessary to comply with all United States federal, state and local requirements (?U.S. Governmental Requirements?)
required to be taken by it in connection with the consummation of the Acquisition.

        (b)	Longdan agrees that, at Closing, it shall have taken
all actions necessary to comply with all People?s Republic of China national, provincial and local requirements (?P.R.O.C. Governmental Requirements?) required to be taken by it in connection with the consummation of the Acquisition, and shall cooperate with All-State by taking any action reasonably requested by All-State to permit All-State to comply with U.S. Governmental Requirements, including the preparation of financial statements (?Audited Financial Statements?) prepared in accordance with United Stated generally accepted accounting principles and in compliance with Regulation S-X and the other rules and regulations of the United States Securities and Exchange Commission (?SEC?) and audited by an independent public accounting firm registered with United States Public Company Accounting Oversight Board (?PCAOB?).

6.	Inspection; Provision of Information.

        (a)	Upon execution of this Letter of Intent, All-State and
Longdan shall be granted an opportunity to conduct any and all inspections of the business of the other party and to receive all information, including financial records, and the like which either shall request, including, without limitation, all information necessary in connection with the preparation of the Agreement, compliance with the U.S. Governmental Requirements and the P.R.O.C. Governmental Requirements and satisfaction of any condition to Closing. Each of the parties shall provide representatives of the other party with full access to its books, records and other information, as well as to its officers, key employees and independent accountants.

        (b)	In the event that either party shall reasonably
determine that it has not been provided with the opportunity to make any necessary inspection or has not received any necessary information, or that the information obtained indicates that a condition to Closing cannot be satisfied, such party shall be entitled to terminate this Letter of Intent or the Agreement, as the case may be, and whereupon both parties shall have no further obligation under this Letter of Intent or the Agreement, as the case may be, except for those obligations which shall survive as specifically provided herein or therein, including, without limitation, the obligation to make payment of Acquisition Expenses as required by Section 4 of this Letter of Intent.

       7.	Confidentiality.  Before the Closing, neither All-State
or Longdan, nor any of their respective affiliates or agents shall make any public release of information regarding the matters contemplated herein except All-State and Longdan shall be permitted to make such public disclosure as required by the laws of the United States and the People?s Republic of China, including, but not limited to, any reports, proxy statements or other filings required to be made by All-State with the SEC, and any filings required to be made by Longdan with the People?s
Republic of China in connection with the consummation of the transactions contemplated by this Letter of Intent.

       8.	Distribution by All-State of Proceeds Received Upon of
Sale of Real Estate.

        (a)	All-State currently owns a member interest in Tunicom
LLC (?Tunicom?).  Tunicom owns certain real property (the ?Real
Property?) which is subject to a contract for sale.   The buyer
of the Real Property has received certain assurances from the United States Department of Housing and Urban Development
(?HUD?) with respect to government guarantees relating to the financing of a project to be constructed on the Real Property. All-State anticipates that closing of the sale of the Real
Property will occur in approximately sixty (60) days. However, the parties acknowledge and agree that the closing may be delayed in the event of a hurricane or other material event affecting the Real Property or the project to be constructed by the buyer on the Real Property, including without limitation, the assurances provided by HUD to the buyer of the Real
Property. Should the closing of the Real Property be delayed materially, at the request of Longdan, All-State will use reasonable commercial efforts to divest itself of its member interest in Tunicom (?Divestiture?), including by the spin off of its member interest to a liquidating trust which would take such member interest subject to All-States? liabilities, including without limitation, its obligation to repay its general partner for advances; provided, however, that any costs incurred by All-State in connection with such Divestiture will be Acquisition Expenses and payable by Longdan.

        (b)	Upon the sale of the Real Property, Tunicom will be
liquidated and All-State will receive its proportionate share of the sales proceeds from the sale of the Real Property. All-State will use a portion of the sales proceeds received by it to repay all advances made to it by its general partner and to pay all its other obligations. The net amount after payment of such expenses will be distributed to its partners in proportion to their respective interests in All-State. At Closing, ASC, the successor to All-State following the Conversion, will have no assets or liabilities.

       9.	Conditions Precedent.  Closing of the transactions
contemplated by this Letter of Intent and the Agreement is subject to satisfaction or waiver of the following conditions:

(a)	Approval of the Acquisition by the partners of All-
State and the principals of Longdan;
(b)	delivery of Audited Financial Statements reflecting
profits of approximately U.S. $2.23 million for the
year ended December 31, 2005 and shareholders equity
of approximately U.S. $14.8 million as of December 31,
2005;
(c)	either (A) the closing of the sale of the Real
Property and distribution by All-State of the proceeds received from the liquidation of its member interest in Tunicom upon the sale of the Real Property and
repayment of the advances made by All-State?s general
partner and payment of all other obligations of All-
State or (B) consummation of a Divesture;
(d)	satisfaction of all necessary U.S. Governmental
Requirements;
(e)	satisfaction of all necessary P.R.O.C. Governmental
Requirements;
(f)	consummation of the Conversion and the Merger;
(g)	delivery of certificates representing the Merger
Shares;
(h)	payment in full of all Acquisition Expenses; and
(i)	delivery of certificates of officers of All-State and
Longdan certifying the continued truth of their respective representations and warranties made in the Agreement and the satisfaction or waiver of all other conditions to Closing set forth in the Agreement.

10.	No Shop.

	(a)	In consideration of the payment of the Initial Expense
Deposit and the premises contained in this Letter of Intent, All-State agrees as follows: (i) subject to clause (iii) below, All-State shall not entertain, solicit or encourage (including by way of furnishing non-public information concerning All-
State) any inquiries, discussions or proposals for the acquisition of All-State, and to make any filings with the SEC necessary to keep current the registration of the Securities under the Exchange Act for a period of 120 days after the date hereof; (ii) All-State shall not enter into (or enter into negotiations with a view to entering into) any agreements, understandings or arrangements pertaining to the merger, consolidation or sale of the Securities of All-State to any party other than Londan or one of its affiliates for a period of 120 days after the date hereof; and (iii) in the event that the management of All-State, based on the written opinion of independent counsel, deem it necessary, in order to comply with applicable federal or state law, to consider unsolicited competing offers for the sale of All-State, any unissued
Securities or other capital stock of All-State, and, as a result, an agreement with respect to a transaction of the type described above is reached with a party other than Longdan or one of its affiliates within a period of one year from the date hereof, then All-State shall reimburse to Longdan funds advanced to All-State for expenses incurred by us in connection with the transactions contemplated by this Letter of Intent. The provision of clause (iii) shall not impair the obligations of All-State under clauses (i) and (ii) of this Section.

	(b)	Except with respect to clause (iii) of paragraph (a)
of this Section which shall continue indefinitely, this Letter of Intent will terminate if we have not entered into a definitive Agreement within 120 days from the date hereof, unless otherwise extended by the parties.

       11.	Management of ASC Post-Closing.	  Effective at
Closing, the members of the board of directors and officers of ASC shall resign and be replaced by nominees of Longdan.

	12.	ASC Holders Shares.  The partners of All-State will
become stockholders of ASC (?ASC Holders?) in proportion to their partnership interests upon consummation of the Conversion. Following consummation of the Merger, shares of common stock of ASC held by ASC Holders (the ?Free Stock?) will constitute approximately an aggregate nine percent (9%) of the total capital stock of ASC and will be held by the ASC Holders in proportion to their ownership of partnership interests in All-State. The Free Stock will be freely transferable by the holders thereof without the need for registration under the Securities Act.

       13.	Limited Binding Effect.  This Letter of Intent is
intended to serve only as a mutual expression of the intention of the parties on the principal points summarized herein, and shall not constitute a definitive agreement or a binding legal obligation of the parties other than with respect to the provisions of Sections 4, 7 and 10 and the procedural and administrative provisions of this Letter of Intent (which are intended to be legally binding). The parties shall not be obligated to consummate the transaction unless and until a formal definitive written agreement (and related ancillary agreements) in form and substance mutually acceptable to the parties are executed by the parties (the provisions of which will supersede this letter) and the conditions expressed therein are fulfilled to the satisfaction of the parties.

       14.	Entire Agreement.  This Letter of Intent supersedes
all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and may not be changed orally, but only by an agreement in writing, signed by both parties.

       15.	Governing Law.  This Letter of Intent shall be
governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements executed and to be wholly performed within such state, without giving effect to the conflict of law provisions thereof.

       16.	Counterparts.  This Letter of Intent may be executed
in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same instrument.

       17.	Expenses.	Except with respect to Acquisition Expenses
as set forth in Section 4 and Section 8(a) of this Letter of Intent, each party shall be responsible for its own costs and expenses.

       18.	Exculpation of General Partner. The parties
acknowledge and agree that Stanley R. Rosenthal, the general partner of All-State (?General Partner?), is executing this Letter of Intent in his capacity as general partner on behalf of All-State and not individually. Longdan agrees that the General Partner shall have no personal liability with respect to any matter under this Letter of Intent or the Agreement and further agrees that it shall not bring any action or proceeding in any court, regulatory agency or other tribunal against the General Partner in his individual capacity seeking damages or other relief against the General Partner personally.


[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



        If the foregoing is acceptable, please indicate your approval in the space provided below and return one fully executed copy of this Letter of Intent to Robert C. Brighton, Jr., counsel for All-State, Ruden McClosky Smith Schuster & Russell, PA, 200 E. Broward Blvd., Fort Lauderdale, FL. 33301. Unless accepted by Longdan and delivered to Mr. Brighton by 5:00 p.m. on the fifth (5th) business day following the date of this Letter of Intent, this Letter of Intent shall expire and shall be null and void and of no effect.


Very truly yours,

ALL-STATE PROPERTIES, L.P.


By:	/s/ STANLEY R. ROSENTAL
Name: Stanley R. Rosenthal
Its: General Partner



ACCEPTED AND AGREED TO THIS 12 TH DAY OF JULY, 2006:

HUBEI LONGDAN BIOLOGICAL MEDICINE TECHNOLOGY CO. LTD.


By:	/s/ ZHILIN ZHANG
Print Name: Zhilin Zhang
Its: Chairman





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Hubei Longdan Biological Medicine Technology Co. Ltd.
July 12, 2006
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